PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into by and between MABLEY PLACE LLC, a Ohio limited liability company (“Seller”), and MVP  CINCINNATI MABLEY PLACE 2014, LLC, a Nevada limited liability company (“Buyer”).

WITNESSETH:

In consideration of the mutual promises herein contained, and intending to be legally bound, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement the following terms will have the meanings set out below:

Section 1.1                      “Assignment and Assumption Agreement” shall mean an assignment and assumption agreement substantially in the form and substance attached hereto as Exhibit D and incorporated herein by reference whereby the Seller will assign to Buyer all of its respective rights, title and interest in the SPC Lease (as defined in Section 1.3), and Buyer will assume the responsibility thereunder from and after the Closing Date.

Section 1.2                      Intentionally omitted.

Section 1.3                      “SPC Lease” shall mean that certain Parking Lease Agreement dated as of December 5, 2013 between Seller, as landlord, and Standard Parking Corporation, as tenant.

Section 1.4                      “Closing Date” shall mean the date on which the Closing occurs, which shall be on December 9, 2014, or such later date, if any, mutually approved by the parties in writing.

Section 1.5                      “Closing” shall mean the distribution and disbursement of all closing documents and funds by Escrow Company and Title Company.

Section 1.6                      “Deed” shall mean the limited warranty deed conveying fee simple title to the Property to Buyer, such deed subject only to (i) liens for real estate taxes and assessments not yet due and payable, if any, (ii) the Permitted Exceptions for the Property, (iii) such other survey matters and title exceptions which are permitted hereby or accepted or deemed waived by Buyer subsequent hereto, (iv) the SPC Lease and (v) those other matters set forth in the proposed form of deed, which shall be substantially in the form attached hereto as Exhibit G.

Section 1.7                      “Earnest Money” shall mean One Million Dollars ($1,000,000) to be delivered by Buyer to Escrow Company upon Buyer’s execution of this Agreement.

Section 1.8                      “Effective Date” shall mean the date this Agreement is fully executed by Buyer and Seller. Upon execution of this Agreement, each party shall email the other its signature page.

Section 1.9                      “Escrow Company” shall mean Chicago Title Insurance Company (“Chicago Title”), Stephanie Taylor, Escrow Officer.

Section 1.10                      “FIRPTA” shall mean a certificate of non-foreign status, substantially in the form and substance attached hereto as Exhibit H and incorporated herein by reference.

Section 1.11                      “Inspection Period” shall mean the period starting on the Effective Date and ending at 5:00 p.m. (Pacific Daylight Time) forty-five (45) days following the Effective Date.

Section 1.12                      “Owner’s Affidavit” shall mean a Title Company affidavit substantially in form and substance attached hereto as Exhibit F and incorporated herein by reference to be executed by the Seller at Closing.

Section 1.13                      “Permitted Exceptions” shall have the meaning specified in Section 3.2 of this Agreement.

Section 1.14                      “Property” shall mean, the tract of land, together with any improvements and fixtures thereon, and appurtenances pertaining thereto, more particularly described on Exhibit A attached hereto and incorporated herein by reference. The Property shall include Seller’s interest, if any, in (i) all strips and gores of land adjoining or abutting the Property, (ii) any land lying in the bed of any street, road, avenue or alley, open or proposed, in front of or running through or adjoining the Property, (iii) any easement, privilege or right of way over, contiguous to or adjoining the Property, and all other easements, if any, inuring to the benefit of the Property, (iv) any appurtenances or hereditaments belonging to or in any way appertaining to the Property, and (v) all other rights of whatever nature or form, in or to, the above, such land including any and all oil, gas, and mineral rights, if any, with respect to the Property which the Seller may have.

Section 1.15                      “Title Company” shall mean Chicago Title.

Section 1.16                      “Title Policy” shall mean a standard owner’s policy of title insurance (reflecting a standard Ohio Owner’s Policy of Title Insurance that is substantially the equivalent of a standard CLTA owner’s policy, revised June 17, 2006) issued by Title Company in conjunction with the Closing and insuring, subject to the Permitted Exceptions, fee simple title in the Property to Buyer and underwritten by the Title Company, together with any “extended ALTA” coverage and endorsements, as elected by Buyer.

Section 1.17                      “Sales Price” shall mean the purchase price of Fifteen Million Dollars ($15,000,000.00) which shall be due and payable in cash (less all Earnest Money paid to Seller) at the Closing of the transaction contemplated hereby, subject to adjustments and prorations as set forth herein. The Earnest Money shall be applied to the Closing.

ARTICLE II

SALE-PURCHASE TRANSACTION AND CONSIDERATION

Section 2.1                      Subject to and upon the terms, conditions, and provisions hereof, Seller, for and upon receipt by Seller of the Sales Price as herein provided, hereby agrees to tender to Buyer the Deed, together with possession of the Property, as herein provided and Buyer, for and upon receipt by Title Company of the Deed, hereby agrees to tender to Seller the Sales Price as herein provided.

Section 2.2                      Upon execution of this Agreement by both parties, Buyer shall deposit the Earnest Money with Escrow Company. Escrow Company shall acknowledge receipt of the Earnest Money by countersigning this Agreement and distributing its executed signature page to both Buyer and Seller.

Upon closing of the transactions contemplated by this Agreement in accordance with the terms hereof, the Earnest Money shall be applied to the payment of the Sales Price. Buyer shall be entitled to any interest earned thereon while the Earnest Money is held by Escrow Company unless Buyer defaults under this Agreement, in which event, Seller shall be entitled to all interest earned on the Earnest Money.

Upon receipt of the Earnest Money from Buyer, Escrow Company shall deposit the same in an interest-bearing account as soon as practicable following receipt of the Earnest Money from Buyer, subject to receipt by Escrow Company of a fully-executed Internal Revenue Service Form W-9 from Buyer.

Section 2.3                      On or before the Closing Date, Buyer and Seller shall execute and deposit into escrow with Title Company such documents as are required to effect the Closing, Buyer shall remit the Sales Price (as adjusted according to this Agreement) to Title Company for such Closing, and Escrow Company shall disburse to Title Company the Earnest Money for the Closing, as required under the terms of this Agreement to effect the Closing. Provided that all documents and funds have been deposited into escrow with Title Company as required by this Agreement, transfer of all funds payable to Seller shall be initiated as early as possible on the Closing Date (but in no event later than 12:30 p.m. (Pacific), and title and possession of the Property shall transfer to Buyer simultaneously with the consummation of the Closing.

Section 2.4                      Buyer has sent to Seller this Agreement for execution by Seller. Until such time that this Agreement is fully executed by both Seller and Buyer and Buyer or Seller has sent such fully executed Agreement to Escrow Company, each of Buyer and Seller reserves the right in its sole discretion to notify the other of the termination of any proposed transaction and this Agreement shall become null and void.

Section 2.5                      In consideration for cessation of Annual Rent under the Lease Agreement (the “Truck Dock Lease”) between Seller and 4th and Race ST. Investments, LLC (the lease of the so-called “Truck Dock”), dated December 5, 2013, Seller shall provide Buyer at the Closing with a credit against the Sales Price in the fixed amount of $63,000 ($21,000 per year for a three year period); provided that Buyer shall pay to Seller, after the Closing, the amount of rental or other revenue Buyer receives during the first 36 months after the Closing from any third party (other than Carew Realty, Inc. or its successors or assigns) for the use of the Truck Dock.  Amounts due from Buyer to Seller hereunder shall be paid promptly after Buyer receives such amounts.  Notwithstanding the foregoing provisions of this Section 2.5, if prior to the Closing Seller (with the approval of Buyer) enters into an agreement with a third party other than Carew Realty, Inc. or its successor or assigns, for the use of the Truck Dock (which agreement survives the Closing), or if the Truck Dock Lease is reinstated, the $63,000 shall be reduced by the rent or other revenue to be received by Buyer under such agreement during the first 36 months after the Closing.  The provisions of this Section 2.5 shall survive the Closing.

ARTICLE III

TITLE AND SURVEY

Section 3.1                      Seller, at Buyer’s expense, will promptly order from Title Company and cause Title Company to deliver to Buyer and Seller a preliminary title commitment for owner’s policy of title insurance with respect to the Property which evidences the agreement of Title Company to insure title to the Property in fee simple at the Closing, subject to such conditions and exceptions set forth in such title commitment (“Title Policy Commitment”), together with complete and legible copies of all instruments and documents referred to as exceptions to title. Buyer shall have the right, but not the obligation, to arrange for the preparation of an ALTA/ACSM survey with respect to the Property (“Survey”), by a licensed surveyor in the State where the Property is located.

Section 3.2                      Buyer shall examine the title to the Property as reflected by the Title Policy Commitment and the Survey.

(1)
Buyer shall review the Title Policy Commitment and the Survey immediately once received. Except for those survey matters and title exceptions listed on Exhibit B (the “Permitted Exceptions”), if the Title Policy Commitment or the Survey reveals any new exceptions to or defects in title, other than Permitted Exceptions, which would have an adverse effect on Buyer’s use and enjoyment of the Property (collectively, the “Other Exceptions”), and Buyer has any objection to those Other Exceptions, Buyer or Buyer’s attorney shall notify Seller in writing, (the “Title Objection Notice”) prior to the expiration of the Inspection Period of any such Other Exceptions. Failure to deliver written objections within the time period and in the manner specified above shall be construed as an acceptance of the Title Policy Commitment and the Survey and title to the Property, except as to matters occurring after the date of the Title Policy Commitment.  All matters relating to the Title Policy Commitment, the Survey or title to the Property which are accepted by Buyer (or deemed to be accepted by Buyer) shall be and shall be deemed to be Permitted Exceptions.

(2)
Seller shall notify Buyer within five (5) calendar days after receipt of the Title Objection Notice (“Seller’s Title Objection Response”) in writing if Seller intends to cure any such objections. All costs for curing any outstanding title defects which Seller agrees to cure in the Seller’s Title Objection Response shall be borne by Seller; provided, however, Seller shall have no obligation to institute legal proceedings or expend funds other than to pay all mortgages granted by Seller. Except as set forth in the preceding sentence, if Seller does not cure the defects or satisfy the objections by the Closing Date that Seller has agreed to have removed as an exception from the title policy, Seller shall not be in default and Buyer may either cancel this Agreement and receive back the Earnest Money or waive the defect or objection and close on the Property without any reduction in the Sales Price or liability to Seller. Seller shall have until twenty (20) days before the Closing Date to cure any defect or satisfy any objection that Seller has agreed to have removed as an exception from the title policy. Seller may use Seller’s proceeds from this sale, or other funds, at its discretion, to obtain releases of any liquidated liens, land contracts or mortgages that encumber title to the Property on the Closing Date.

(3)
If Seller fails to provide a Seller’s Title Objection Response within the time frame provided, or if Seller’s response is not satisfactory to Buyer for any reason, Buyer may provide written notice to Seller (a “Title Termination Notice”), which notice shall be given no later than five (5) days after all notices or time periods have expired for Seller to cure objectionable title matters, requesting to terminate this Agreement with respect to the Property and receive a refund of the Earnest Money, or, at Buyer’s election, where Seller has failed to provide a Seller’s Title Objection Response or where Seller’s response is not satisfactory to Buyer, Buyer may terminate this Agreement by providing written notice of such termination to Seller, with such termination subject to the terms and conditions of Section 5.5 below. Buyer’s failure to provide a Title Termination Notice within the above-referenced time frame shall be deemed an election by Buyer to complete the purchase transaction as herein provided subject to the matters contained in the Title Objection Notice, without any reduction to the Sales Price or liability to Seller. Within five (5) days after receipt of a Title Termination Notice, Seller shall provide written notice to Buyer electing to (i) terminate this Agreement, or (ii) agree to cure such defect or satisfy such objection.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 4.1

(1)	Seller represents and warrants to Buyer that, as of the Effective Date:

(a)
To Seller’s actual knowledge, and except as shown on Exhibit I, there are no pending or threatened actions, violations, suits or proceedings against or affecting Seller or the Property owned by Seller or any portion thereof which would have a material adverse effect on Buyer, the Property or the consummation of the transaction contemplated by this Agreement.

(b)
To Seller’s actual knowledge, there are no proceedings presently pending or threatened for the taking of all or any part of the Property owned by Seller by exercise of the power of eminent domain or for public or quasi-public purpose.

(c)
Seller is a limited liability company in good standing and is authorized to complete the transactions contemplated in this Agreement and will provide all documentation as reasonably required by Title Company to confirm such power and authority in connection with the issuance of the Title Policy for the Property owned by Seller. The execution and delivery of this Agreement has been duly and validly authorized by all necessary action on the part of Seller and, to Seller’s actual knowledge, does not conflict with or constitute a material breach of, or constitute a material default under any contract, agreement or other instrument by which Seller is bound.

(d)	Seller has the full power and authority to enter into this Agreement and perform the terms and conditions of the Agreement.

(e)
To Seller’s actual knowledge there are no pending or threatened governmental actions, suits, or proceedings against or affecting the Property owned by Seller or any portion thereof relating to any violation of any environmental law or regulation which would have a material adverse effect on Buyer.

(f)
To Seller’s actual knowledge, (a) Seller has delivered or made available to Buyer a true, accurate and complete copy of the SPC Lease together with all amendments thereto, if any; (b) Seller has not received written notice of default of Seller under the SPC Lease which has not been cured; (c) as of Closing, none of Seller’s interest in the SPC Lease and none of the rents or other amounts payable thereunder shall have been assigned, pledged, or encumbered previously, except pursuant to a collateral assignment in connection with any loan secured by the Property owned by Seller, or an interest in Seller, to be satisfied at Closing; (d) on the Closing Date, no brokerage, finder’s or leasing commissions or other compensation will be due or payable by Seller to any person, firm, corporation, or other entity with respect to or on account of the SPC Lease or any extension, expansion, or renewal of the SPC Lease (except for such commission and compensation, if any, for which Buyer and the Property will not be subject to or liable for after the Closing and for which Seller shall obtain a release benefitting the Buyer); (e) the tenant under the SPC Lease is not in default thereunder, and no facts or circumstances exist as of the Effective Date which, with the giving of notice or passage of time, or both, would constitute a default by such tenant; and (f) other than as provided for in the SPC Lease, no tenants or other parties have any unrecorded options, rights of first refusal or rights to purchase the Property owned by Seller.

(g)	Seller has no employees.

(h)	To Seller’s actual knowledge there are no patent or latent defects in the Property improvements.

(i)
As of the Closing, all improvements shall be completed in a workmanlike manner and in substantial accordance with the permitted improvement plans; provided that for any work that is not completed, the cost of such work, shall be reasonably valued by the general contractor and such estimated value, at 150%, shall be held in escrow to be released through progress payments as such work is completed.

As used herein, the term “actual knowledge” shall mean the conscious knowledge of Jacob W. Warm, without investigation and inquiry.  Jacob W. Warm is the manager of Mabley Place Manager LLC, which is the sole manager of Seller.  All representations and warranties made by Seller in this Agreement are true and correct in all material respects on the date made.

Section 4.2                      Buyer represents and warrants to Seller, as of the Effective Date:

(1)
Buyer is a Nevada limited liability company in good standing and is authorized to complete the transactions contemplated in this Agreement. The execution and delivery of this Agreement has been duly and validly authorized by all necessary action on the part of Buyer and, to Buyer’s actual knowledge, does not conflict with or constitute a material breach of, or constitute a material default under any contract, agreement or other instrument by which Buyer is bound.

(2)	Buyer has or will have at Closing the financial resources to timely consummate the purchase and sale transaction contemplated by this Agreement.

(3)
Buyer is not acquiring the Property with the assets of a “plan” within the meaning of Section 4975(e) of the Internal Revenue Code of 1986, as amended (the “Code”); and the transaction contemplated by this Agreement is not a “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of the Employee Income Security Act of 1974, as amended, or is covered by an individual or class exemption from the prohibited transaction rules; and

(4)
Buyer is not, nor will Buyer become, a person with whom United States persons or entities are restricted from doing business. Such excluded persons include those named in the Office of Foreign Asset Control of the Department of the Treasury of the United States of America (OFAC) Specially Designated and Blocked Persons list and/or those persons who commit, threaten to commit, or support terrorism. Buyer shall not engage in any dealings or transactions or be otherwise associated with any persons or entities listed in the OFAC Specially Designated and Blocked Persons list.

Buyer’s representations and warranties set forth in this Section 4.2 shall survive the Closing. Prior to the Closing Date, Buyer shall notify Seller in writing of any facts, conditions or circumstances which render any of the representations and warranties set forth in this Section 4.2 in any way inaccurate, incomplete, incorrect or misleading.

ARTICLE V

ACCESS TO PROPERTY, INSPECTION AND DISCLOSURE

Section 5.1                      Buyer may perform due diligence relating to the Property under the following terms and conditions.

(1)
Prior to Closing, Seller agrees to permit Buyer to have access to the Property to perform any environmental surveys or studies, or inspections that Buyer may require, all at Buyer's sole expense; provided, however, that in each instance (i) Buyer notifies Seller in writing of its intent to enter the Property to conduct its due diligence not less than seventy-two (72) hours prior to such entry, and (ii) delivers a copy of any contract with a third party to perform such due diligence to Seller, and (iii) describes the scope of work to be performed. Such entry shall not last longer than forty-eight (48) hours. Each contractor engaged by Buyer shall, if required by the governing authority, be duly licensed by the appropriate state or local agency. At Seller’s election, a representative of Seller may be present during any entry by Buyer or its representatives upon the Property for conducting its due diligence.  Notwithstanding anything to the contrary contained herein, the investigations shall not, under any circumstances, involve invasive testing or otherwise compromise or affect the structural integrity of the Property. Buyer shall obtain Seller’s prior written consent prior to performing any invasive testing which consent may be withheld in Seller’s reasonable discretion, such as test borings, and shall give Seller reasonable advance notice of its request for such consent, which request shall detail the scope of testing and the reason therefor.

(2)	Buyer shall take all necessary actions to ensure that neither it nor any of its representatives interfere with ongoing operations or construction occurring at the Property.

(3)
Buyer shall not cause or permit any liens to be filed against the Property as a result of its due diligence. Buyer agrees to indemnify, protect, defend and hold the Seller and its partners, members, trustees, beneficiaries, shareholders, managers, advisors, agents, employees, officers and directors (collectively, the “Indemnified Parties”) harmless from and against any and all liabilities, claims, losses, damages, costs and expenses (including without limitation reasonable attorney's fees and court costs and litigation expenses) suffered or incurred by any of the Indemnified Parties as a result of or in connection with any activities of Buyer (including activities of any Buyer’s employees, consultants, contractors or their agents) relating to the Property, including, without limitation, mechanics’ liens, damage to the Property, injury to persons or property resulting from such activities in connection therewith. In the event that the Property is disturbed or altered in any way as a result of such activities, Buyer shall promptly restore the Property to its original condition, including the proper removal of any waste or other material generated during any inspections or testing. The provisions of Section 5.1 shall survive the Closing or any termination of this Agreement.

Section 5.2                      Intentionally omitted.

Section 5.3                      Buyer and Seller acknowledge, and Seller hereby represents, that Section 19 of the SPC Lease provides that in the event of an arms-length sale of the Property to a third party purchaser, the SPC Lease may be terminated by such purchaser without payment or penalty by written notice of termination to the tenant under the SPC Lease delivered no later than 30 days after the closing of such sale, with the termination effective no less than 60 days after the delivery of such notice.

Section 5.4                      Upon request from Buyer, Seller may make certain materials in Seller’s control or possession relating to the Property available to Buyer that may include, among other things, a survey, title report, environmental report, contract with the general contractor, inspection reports, and warranties which items shall be made available solely for the convenience of Buyer.  Seller’s only representation with respect to such items is that they will be complete as they were provided to Seller.  Other than as provided in this Agreement, Seller makes no representations or warranties concerning the condition of the Property. Other than as provided in this Agreement, the Property is being conveyed in its “AS IS WHERE IS” CONDITION WITHOUT OTHER REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED. BUYER IS RELYING SOLELY UPON ITS OWN INVESTIGATION OF THE PROPERTY FOR ITS PHYSICAL CONDITION AND CHARACTER, AND NOT UPON REPRESENTATIONS BY SELLER. IN NO EVENT SHALL BUYER BE ENTITLED TO ANY SALES PRICE CREDITS AND/OR REDUCTION OF THE SALES PRICE BASED ON BUYER’S INVESTIGATIONS OR INSPECTIONS HEREUNDER OR OTHERWISE UNLESS SELLER AGREES TO ANY SUCH CREDIT OR REDUCTION IN WRITING.  The provisions of this Section 5.4 shall survive the Closing.  Buyer and Seller agree that Seller shall not, and is not required, to provide Buyer with any financial information concerning the purchase of the Property, the construction of improvements on the Property or projections regarding the operation of the Property.

Section 5.5                      Buyer shall use the Inspection Period to examine and investigate all aspects of the Property, including without limitation, building, structural and engineering analysis, soil composition, leases, subleases, contracts, easements, rights of way, building and other restrictions, governmental conditions and title matters. Buyer, its authorized agents, employees and independent contractors will have the right to enter upon the Property for the purpose of conducting any investigations and tests as it deems advisable, including but not limited to financial reviews, engineering and environmental assessments, soils tests, structural inspections and the like.  However, Buyer will not engage in any physically invasive testing or inspections, without Seller’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Any entry by or on behalf of Buyer will be subject to such reasonable rules, regulations, standards and conditions as Seller may impose. All such investigations and tests will be at the sole cost and expense of Buyer, and will not damage, destroy or harm the Property or any improvements thereon or interfere with the operation or construction of the Property. Buyer will, in any event, promptly repair and restore the Property to its original condition subject to the provision in the next succeeding sentence. Buyer will indemnify, defend and hold harmless Seller from any and all liabilities arising out of Buyer’s exercise of its rights under this Section; provided however, that Buyer shall not be responsible to indemnify, defend and hold Seller harmless from the existence of any condition on the Property at the commencement of the Inspection Period or to the extent of any claims arising out of the negligence or willful misconduct of Seller, rather Buyer shall only be obligated to indemnify, defend and hold harmless Seller from and against the exacerbation of any existing condition caused by Buyer or its agents or contractors.  The provisions of this Section 5.5 will survive the Closing and any termination of this Agreement.

Section 5.6                      Termination by Buyer Prior to Expiration of the Inspection Period.  If, prior to the expiration of the Inspection Period, Buyer gives Seller written notice of termination of this Agreement for any reason whatsoever (as determined in Buyer’s sole and absolute discretion), then (i) this Agreement shall terminate, (ii) Buyer shall receive the prompt return of such portion of the total Earnest Money as has then been paid by Buyer, together with interest thereon, (iii) all documents that have been submitted to the Escrow Company shall be returned to the party who submitted them, and (iv) both parties shall be relieved from any further obligations hereunder except those that, by the express terms of this Agreement, survive termination. If Buyer fails to timely give such written notice to Seller, it shall have no further rights to terminate this Agreement except for unresolved title matters which are not Permitted Exceptions or as set forth in Section 5.8, Article VIII or Section 9.2.

Section 5.7                      Future Retail Leases.  Buyer acknowledges that, pursuant to the deed for the Property in favor of Seller, Seller is required to exercise commercially reasonable efforts to lease the street-front retail space of the Property along Fourth Street and Race Streets.  Accordingly, from the Effective Date through the Closing, Buyer acknowledges that Seller shall be authorized to negotiate and enter into leases for such retail space without Buyer’s consent so long as such leases provide for a gross rent of not less than $15.00 per square foot per annum, plus utilities.  Seller shall promptly inform Buyer of its entering into any such retail lease and provide Buyer with a true and complete copy of any such lease and all financial information, if any, provided by the tenant to Seller in connection its application and negotiation of such lease.  Any leases not meeting the foregoing minimum rental requirements shall not be entered into by Seller unless Buyer consents thereto in writing.  Notwithstanding the above, Seller shall seek Buyer’s consent and approval to any proposed lease that would be executed after Buyer’s Inspection Period, such approval not to be withheld or delayed unreasonably. As to any retail space not leased and tenant improvements not completed and paid for by Closing, Seller shall credit Buyer at the Closing an amount equal to $420,000 (such amount based on a cost of $50 per square for estimated retail space totaling 8,400 square feet) less (a) the cost of any tenant improvements that the general contractor certifies (at the Closing) has been incurred and paid by Seller (under its contract with the General Contactor) with respect to such tenant improvements and (b) if a retail lease is executed prior to the Closing in accordance with this Agreement and prior to the Closing Seller’s general contractor has commenced construction of the tenant improvements provided for in such lease, the reasonable cost specified by the general contractor to complete such work, in which event such general contractor shall in fact complete such tenant improvements in accordance with its contract with Seller.  It is understood and agreed that at the Closing, as a result of the credit provided to the Buyer at Closing pursuant to this Section 5.7, Seller and Seller’s general contractor will terminate any future requirement of the general contractor to complete any additional tenant improvements at the Property except that Seller’s general contractor shall continue to perform required tenant improvement work that has been commenced prior to the Closing with respect to retail space under leases executed prior to the Closing in accordance with this Agreement.

Section 5.8                      Subsequent Changes.  If, subsequent to the end of the Inspection Period and prior to Closing, a material adverse change to the Property occurs or a material adverse change occurs in a matter addressed in the representations and warranties of Seller set forth in Section 4.1 (excepting any changes caused by Buyer or contemplated by this Agreement or otherwise addressed in Article VIII) that would reasonably be deemed to have a material adverse effect on the Property, then, within five (5) days after learning of such matter, Buyer shall have the right to terminate this Agreement by notice to Seller, and upon such termination, (i) this Agreement shall terminate, (ii) Buyer shall receive the prompt return of such portion of the total Earnest Money as has then been paid by Buyer, together with interest thereon, (iii) all documents that have been submitted to the Escrow Company shall be returned to the party who submitted them, and (iv) both parties shall be relieved from any further obligations hereunder except those that, by the express terms of this Agreement, survive termination.  If Buyer fails to timely give such written notice of termination to Seller, then such changes shall be deemed accepted or waived by Buyer and Buyer shall be bound to proceed to Closing without any reduction in the Sales Price.

ARTICLE VI

CLOSING

Section 6.1                      Provided all of the conditions and provisions of this Agreement by Seller and Buyer have been fulfilled (or will be fulfilled at Closing), the Closing of this transaction shall take place in escrow at the Title Company, or such other place as may be mutually agreed upon by the parties hereto, on the date herein specified or on such other date mutually and reasonably acceptable to the parties.

Section 6.2                      At the Closing, the Seller shall deliver in escrow to the Title Company the following with respect to the Property:

(1)	A Deed executed by Seller and consistent with the provisions of Section 1.6.

(2)	Assignment and Assumption Agreements executed by the Seller.

(3)	A FIRPTA Affidavit executed by the Seller.

(4)	An Owner’s Affidavit executed by the Seller.

(5)	A Bill of Sale from the Seller substantially in the form and substance attached hereto as Exhibit C and incorporated herein by reference.

(6)	A settlement sheet executed by Seller.

(7)
A certificate, dated as of the Closing Date, stating that each of the representations and warranties set forth in Section 4.1 are, as of such date, true and correct in all material respects or otherwise setting forth any material exceptions to such representations and warranties.  If any exceptions to such representations and warranties would have a material adverse effect on the Property, then Buyer shall be entitled to exercise its rights set forth in Section 5.8 unless Buyer was already apprised of such matter(s) and did not elect to terminate this Agreement in accordance with any time deadline set forth in Section 5.8.

(8)	A certificate of occupancy (or its equivalent issued by the City of Cincinnati) for the improvements constructed on the Property by Seller.

(9)
Such other instruments or documentation as may be reasonably required by Buyer or Title Company to assure the proper conveyance of the Property and to otherwise consummate the transaction contemplated hereby.

(10)
Assignment of Seller’s rights, warranties and causes of action relating to the construction of the improvements (it being understood that at the Closing, as a result of the credit provided to the Buyer at Closing pursuant to Section 5.7 above, the Seller and the general contractor will terminate certain future requirement of the general contractor to complete any additional tenant improvements at the Property).

Section 6.3                      At the Closing, Buyer shall deliver in escrow to the Title Company the following:

(1)	The Sales Price in cash; provided, however, the Earnest Money held by Title Company shall be applied to the payment of the Sales Price.

(2)	Assignment and Assumption Agreements executed by the Buyer.

(3)	A settlement sheet executed by Buyer (being the same as the settlement sheet executed by Seller).

(4)	A certificate, dated as of the Closing Date, stating that each of the representations and warranties set forth in Section 4.2 are, as of such date, true and correct in all material respects.

(5)	Such other instruments or documentation as may be reasonably required by Seller or Title Company to consummate the transaction contemplated hereby.

Section 6.4                      All rents, deposits, and other amounts payable by the tenant to landlord under the SPC Lease and any other leases entered into in accordance with Section 5.7 shall be prorated as of 11:59 p.m. (Eastern) on the day before the Closing Date, with Buyer receiving the benefits and burdens of ownership on the Closing Date.

Section 6.5                             With reference to the Closing, (a) Buyer shall pay all closing costs, including without limitation the cost of recording the Deed conveying the Property into Buyer; any real estate conveyance or transfer taxes (Documentary Stamps); Buyer's own attorney's fees, all escrow and closing fees charged by Title Company or Escrow Company, the cost of any title insurance commitment or policy and all additional premiums for “ALTA extended” title coverage and any title policy endorsements requested by Buyer and (b) Seller shall pay Seller's own attorney's fees.

Section 6.6                      Federal Tax Compliance.

(1)
Seller agrees to provide its Federal Taxpayer Identification Number and such other information as may be required at the Closing to comply with the real estate transaction reporting requirements of the Tax Reform Act of 1986.

(2)
Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended (the “Federal Tax Law”), and at the Closing, Seller will deliver to Buyer a certificate so stating, in a form complying with Federal Tax Law.

ARTICLE VII

POSSESSION

Section 7.1                      Seller shall tender possession of the Property simultaneously with the consummation of the Closing.

ARTICLE VIII

CONDEMNATION AND DAMAGE OR DESTRUCTION

Section 8.1                      Seller agrees that in the event notice of any taking is received prior to Closing, Seller shall submit all of such notices to Buyer for examination, and in the event of a taking of the Property in excess of ten percent (10%) of the Sales Price for the Property, Buyer shall have until the earlier of five (5) days after such notification or the Closing Date to provide written notice to Seller (a “Condemnation Notice”) of Buyer’s request to terminate this Agreement. Buyer’s failure to provide a Condemnation Notice within the above-referenced time frame shall be deemed an election by Buyer to complete the purchase transaction as herein provided subject to the matter with respect to which notice was submitted to Buyer, without any reduction in the Sales Price or liability to Seller. Within five (5) days after receipt of a Condemnation Notice, Seller shall provide written notice to Buyer electing to either (i) terminate this Agreement and thereafter the Earnest Money (less any expenses incurred or charged by Title Company, which shall be first paid therefrom, and less any unrepaired damage or indemnified amount set forth in Sections 5.1 and 5.5) promptly refunded and neither party shall have any further obligations or liabilities hereunder, except for Buyer’s indemnification set forth in Section 5.1 or (ii) proceed with the transaction.  Seller and Buyer agree that the removal of the second level walkways and second level vehicle pathways by the City of Cincinnati do not constitute a condemnation or taking of the Property or any interest therein.

Section 8.2                      In the event of damage or destruction of the Property in excess of ten percent (10%) of the Sales Price for the Property, Seller shall notify Buyer of such event in writing within five (5) days of such event. Buyer shall have until the earlier of five (5) days after such notification or the Closing Date to provide written notice to Seller (a “Casualty Notice”) requesting to terminate this Agreement. Buyer’s failure to provide a Casualty Notice within the above-referenced time frame shall be deemed an election by Buyer to complete the purchase transaction as herein provided subject to the matter with respect to which notice was submitted to Buyer, without any reduction in the Sales Price or liability to Seller. Within five (5) days after receipt of a Casualty Notice, Seller shall provide written notice to Buyer electing to either (i) terminate this Agreement with respect to the Property, and thereafter the Earnest Money (less any expenses incurred or charged by Title Company, which shall be first paid therefrom, and less any unrepaired damage or indemnified amount set forth in Sections 5.1 and 5.5) promptly refunded and neither party shall have any further obligations or liabilities hereunder, except for Buyer’s indemnification set forth in Sections 5.1 and 5.5 or (ii) proceed with the transaction.  Seller and Buyer agree that the removal of the second level walkways and second level vehicle pathways and the subsequent repair of the Property by the City of Cincinnati do not constitute damage or destruction which is covered by this Section.

ARTICLE IX

REMEDIES

Section 9.1                      In the event of Seller’s material default hereunder at or prior to the Closing, upon written notice of the default to Seller and Seller’s failure to cure such default within five (5) business days, Buyer, as Buyer’s sole and exclusive rights and remedies, may give written notice of termination to Seller and Escrow Company and have all of the Earnest Money returned to Buyer within two (2) business days of such written notice of termination (net of any unrepaired damage or indemnified amount set forth in Sections 5.1 and 5.5) or may sue for specific performance. In no event shall Seller be liable for any contingent, speculative, special, consequential, or punitive damages that might be alleged or incurred by Buyer.

Section 9.2                      In the event of Buyer’s material default hereunder at or prior to the Closing, upon written notice of the default to Buyer and Buyer’s failure to cure such default within five (5) business days, Seller may, as its sole remedy give written notice of termination to Buyer and receive and retain any and all of the Earnest Money (which shall be forfeited to Seller and retained by Seller as liquidated damages). Buyer shall have the right to cure such default for a period not to exceed five (5) calendar days. As a condition to cure a Buyer’s default and failure to proceed to a Closing as required in this Agreement, Buyer shall remit to Seller at the actual Closing an increase in the Sales Price in the amount of One Thousand and No/100ths Dollars ($1,000.00) per calendar day for each day of any such delay until the Closing; provided, however, that Buyer shall be allowed to cure such default and proceed to Closing only within five (5) calendar days following the original Closing Date. In no event shall Buyer be liable for any consequential damages that might be alleged or incurred by Seller. Seller and Buyer agree that damages in said circumstances are difficult, if not impossible, to ascertain and that the Earnest Money represents a reasonable estimation thereof.

ARTICLE X

REAL ESTATE COMMISSIONS

Section 10.1                      Seller represents to Buyer that it has not engaged any broker or agent as their agent or representative in this transaction, and Seller hereby agrees to indemnify and hold harmless Buyer from and against any claim by third parties (except for Buyer’s Consultant as defined herein) for brokerage commissions, finder's or other fees relating to the transaction contemplated in this Agreement that are alleged to be due by the authorization of Seller. Seller agrees to pay a fee equal to three (3%) of the Sales Price to JNL Parking upon successful Closing. Except with respect to JNL Parking (“Buyer’s Consultant”), Buyer represents to Seller that it has not engaged any broker or agent as its agent or representative in this transaction and Buyer hereby agrees to indemnify and hold harmless Seller from and against any claim by third parties for brokerage commissions, finder's or other fees relating to the transaction contemplated in this Agreement that are alleged to be due by the authorization of Buyer  This Section 10.1 shall survive the Closing or any earlier termination of this Agreement.

ARTICLE XI

NOTICES

Section 11.1                      Any notice to be given by any party to this Agreement shall be in writing and shall be deem received when delivered personally or deposited in the United States Mail, certified or registered mail, postage prepaid, or delivered to a nationally recognized overnight carrier for next day delivery with a valid and paid (or charged to sender) address/delivery label, addressed as follows:

If to Seller:                                Mabley Place LLC
c/o Mabley Place Manager LLC
1125 W. Eighth Street, Suite 100
Cincinnati, Ohio  45203
Attn:  Jacob W. Warm
Email:  jwarm@jdlwarm.com

With copy to:                                Edward D. Diller, Esq.
Taft Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, Ohio  45202
Email:  diller@taftlaw.com

If to Buyer:                                MVP Cincinnati Mabley Place 2014, LLC
8880 W. Sunset Road, Suite 240
Las Vegas, NV 89148
Email:  danny@mvpreits.com

With a copy to:                                Craig D. Burr, Esq.
8880 W. Sunset Road, Suite 210
Las Vegas, NV 89148
Email:  craig@craigburr.com

If to Escrow Company
or Title Company:                                Chicago Title Company
Stephanie Taylor
8055 Tufts Avenue, Ste #300
Denver, CO 80237
Email:  Stephanie.taylor@CTT.com

or to such other place or places (in the U.S.A.) as may be designated in writing by Seller to Buyer or Buyer to Seller.

ARTICLE XII

MISCELLANEOUS

Section 12.1                      This Agreement shall be binding upon, and shall inure to the benefit of, the respective parties, their successors and assigns. Buyer may not assign the Agreement without Seller’s prior written consent, which may be withheld in Seller’s sole discretion. No assignment of this Agreement or Buyer’s rights hereunder shall relieve Buyer of its liabilities under this Agreement.

Section 12.2                      This Agreement shall be construed in accordance with the laws of the State of Ohio.

Section 12.3                      TIME IS OF THE ESSENCE IN THIS AGREEMENT.

Section 12.4                      If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

Section 12.5                      This Agreement sets forth the entire agreement between the parties hereto and no prior written or oral statements, agreements or understandings not incorporated herein shall be recognized or enforced. This Agreement shall not be amended or modified, except by written instrument executed by Seller and Buyer.

Section 12.6                      Buyer or Seller shall have the right at any time on or before a Closing to request that the other party cooperate with it to effect a like-kind exchange which qualifies for tax-free treatment under Section 1031 of the Internal Revenue Code of 1986, as amended. Upon such request by Buyer or Seller, the parties agree to cooperate with each other in structuring any such exchange and to execute such documents as may be reasonably necessary for such exchange at no cost, expense or liability to the non-exchanging party. The party requesting such exchange further agrees to indemnify and hold the other party free and harmless from, and indemnify against, any costs, expense or liability, including without limitation reasonable attorney fees, resulting from the exchange transaction. In the event Buyer or Seller do not request a like-exchange, Seller shall sell the Property to Buyer upon the terms provided herein. The dates and time limits set forth in this Agreement shall apply and remain of the essence in the event of a like-kind exchange.

Section 12.7                      In the event that either party to this Agreement makes demand upon Escrow Company for tender of the Earnest Money and interest thereon held by Escrow Company, Escrow Company shall give written notice to the other party as provided herein. If, within five (5) days following delivery of such notice, Escrow Company has not received notice of any objection to the disbursement of the Earnest Money and interest from the other party, Escrow Company shall disburse the Earnest Money and interest in accordance with the instructions it has received. A party's failure to object to such disbursement shall not be deemed to be a waiver of its right to assert a claim against the other party to any Earnest Money or interest so disbursed; provided, however, such failure to object shall relieve Escrow Company of any liability for disbursing the funds as set forth in this Section 12.7.  In the event any dispute should arise with regard to the Earnest Money tendered to Escrow Company as provided in Section 2.2 hereof, Escrow Company shall be entitled to deposit the same with a court of competent jurisdiction in state or federal court in Hamilton County, Ohio, and thereafter be relieved of all obligations under this Agreement. In performing any of its duties hereunder, Escrow Company shall not incur any liability to any party for any damage, loss or expense, except for willful default, gross negligence, or breach of trust. Buyer and the Seller jointly and severally agree to indemnify and hold Escrow Company harmless against any and all other losses, claims, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, which may be imposed upon Escrow Company or incurred by Escrow Company in connection with the performance of its duties hereunder, except for willful default, gross negligence, or breach of trust. As between Buyer and Seller, the prevailing party in any action regarding the Earnest Money shall be entitled to recover from the other party all amounts which it has paid under its indemnity in the preceding sentence and shall further be entitled to recover all court costs and reasonable attorney's fees incurred with respect to resolution of the dispute.  In connection with any dispute relating to this Agreement, each of Seller and Buyer submits to the exclusive jurisdiction of the state or federal courts located in Hamilton County, Ohio.

Section 12.8                      If suit is brought as a result of the parties entering into this Agreement, the losing party shall pay to the prevailing party all reasonable expenses incurred in pursuing such suit, including reasonable attorney’s fees.

Section 12.9                      Whenever a deadline for performance under this Agreement falls on a Saturday, Sunday or legal holiday recognized by state or federal law, the party’s obligation for performance shall be postponed to the next business day.

Section 12.10                                Intentionally omitted.

Section 12.11                                All documents and information furnished by Seller to Buyer in the course of its investigation of the Property shall be treated as confidential information; provided, however, that Buyer may deliver and share such information with its officers, employees, contractors, lenders and attorneys for the purpose of completing the transaction contemplated herein and so long as such recipients of the information maintain the same level of confidentiality as is required of Buyer. All documents and information provided to Seller by Buyer shall be treated as confidential information provided, however, that Seller may deliver and share such information with its officers, employees, contractors, lenders and attorneys for the purpose of completing the transaction contemplated herein and so long as such recipients of the information maintain the same level of confidentiality as is required of Seller.

Section 12.12                                All references to the word “days” shall mean calendar days unless expressly stated otherwise.

Section 12.13                                This Agreement may be executed by the parties hereto in any number of separate counterparts, all of which, when delivered, shall together constitute one and the same Agreement. Email, Facsimile or telecopied signatures may be relied upon as originals.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

BUYER:

MVP Cincinnati Mabley Place 2014, LLC,
a Nevada limited liability company

By: MVP Realty Advisors, LLC
A Nevada limited liability company
its Manager

Signed by Buyer this
Date:                                                      By:
Name: Michael V. Shustek
Title: Manager

STATE OF NEVADA)
)  ss:
COUNTY OF CLARK)

The foregoing instrument was acknowledged before me this ___ day of ______________, 2014, by MICHAEL V. SHUSTEK, the Manager of MVP Realty Advisors, LLC, sole manager of MVP Cincinnati Mabley Place 2014, LLC, a Nevada limited liability company, on behalf of the companies.

Notary Public
My Commission expires:

[Signature Page Continues on the Following Page]

- -

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

SELLER:

MABLEY PLACE LLC
An Ohio limited liability company

By:           Mabley Place Manager, LLC,
Its sole manager

Signed by Seller this
Date:                                                      By:
Name:                 Jacob W. Warm
Title:                 Manager

STATE OF                                                      )
)  ss:
COUNTY OF                                                      )

The foregoing instrument was acknowledged before me this ___ day of ________, 2014, by Jacob W. Warm, the Manager of Mabley Place Manager, LLC, an Ohio limited liability company which is the sole manager of Mabley Place LLC, an Ohio limited liability company on behalf of the companies.

Notary Public
My Commission expires:

ESCROW COMPANY ACKNOWLEDGES RECEIPT OF THE EARNEST MONEY AND AGREES TO HOLD THE SAME PURSUANT TO THE TERMS OF THIS AGREEMENT.

ESCROW COMPANY:

Chicago Title Insurance Company

By:
Name:
Title:
Date:

- -

EXHIBIT A

PROPERTY DESCRIPTION

TO BE PROVIDED BY TITLE COMPANY

A-

EXHIBIT B

PERMITTED EXCEPTIONS

1.	Real Estate Taxes and Assessments not yet due and payable.

2.	Rights of tenant, as tenant only, under that certain Parking Lease Agreement dated as of December 5, 2013 between Mabley Place LLC, landlord and Standard Parking Corporation, tenant.

3.	Rights of tenants, as tenants only, under any other leases entered into and disclosed by Seller to Buyer pursuant to, and in accordance with, the terms of the Purchase and Sale Agreement.

4.
Construction, Operation and Reciprocal Easement Agreement, including but not limited to easements, covenants, terms and conditions, by and between Tower Place Limited Partnership, an Ohio limited partnership, and Carew Realty, Inc., an Ohio corporation, dated April 1, 1990, filed April 5, 1990, and recorded in OR Book 5251, Page 821, of the Hamilton County Records, and as shown in Plat Book 283, Pages 93-97, of the Hamilton County Records.

Acknowledgement by the City of Cincinnati dated April 11, 1990, filed April 18, 1990, and recorded in OR Book 5261, Page 1356, of the Hamilton County Records..

Amendment to Construction Operating and Reciprocal Easement Agreement executed by City and Carew Realty, Inc. and consented to by Fifth Third Bank dated December 5, 2013, filed December 6, 2013 and recorded in OR Book 12481, Page 1681, of the Hamilton County Records.

Second Amendment to Construction, Operating and Reciprocal Easement Agreement executed by Buyer and Carew Realty, Inc. and consented to by Fifth Third Bank, dated December 5, 2013, filed December 6, 2013 and recorded in OR Book 12481, Page 1722, of the Hamilton County Records.

5.
Attachment Agreement by and between Tower Place Limited Partnership, an Ohio limited partnership, Beverly Properties Inc., a California corporation, and Saks &Company, a New York corporation, dated October 28, 1990, filed December 11, 1990, and recorded In OR Book 5442, Page 1071, of the Hamilton County Records.

6.	Affidavit and Agreement dated November 5, 1990, filed January 13, 1992, and recorded in OR Book 5750, Page 1280, of the Hamilton County Records. (As to Parcel II only)

7.
Parking Agreement by and between Carew Realty, Inc., formerly known as Emery Realty, Inc., and Tower Place. Limited Partnership, dated March 30, 1990, filed April 5, 1990, and recorded in OR Book 5251, Page 786, of the Hamilton County Records.

Termination of Parking Agreement executed by Carew Realty, Inc., a Delaware corporation, and the City of Cincinnati, an Ohio municipal corporation, dated. December 5, 2013, filed December 6, 2013 and recorded in OR Book 12481, Page 1696, of the Hamilton County Records.

8.
Easement for attachment created by Termination of Access and Attachment Agreement by the City of Cincinnati, an Ohio municipal corporation, dated March 21, 2013, filed. March 21, 2013 and recorded in O.R. Book 12268, Page 1460, of the Hamilton County Records.

9.	Matters as shown on a survey by Richard D. Nichols, P.S. # S-7929, of McGill Smith Punshon, Inc., dated August 2, 2013, last revised October 18, 2013 and known as file #A-1310, including:

a.           metal awnings into right of way.

10.
Covenants, conditions and reconveyance provisions as set forth in the deed granted to Mabley Place LLC, an Ohio limited liability company, dated December 5, 2013, filed December 6, 2013 and recorded in OR Book 12481, Page 1717, of the Hamilton County Records.

Partial Release of Reconveyance Rights by The City of Cincinnati, an Ohio municipal corporation, filed May 2, 2014, and recorded in OR Book 12596, Page 969, of the Hamilton County Records.

11.	Any inaccuracy in the specific quantity of acreage or square footage of land contained on any survey, if any, or contained within the legal description of premises.

12.	Rights of the Public and others entitled thereto in and to the use of that portion of the property within the bounds of any road or highways.

13.	Any lease, grant, exception or reservation of minerals or mineral rights together with any rights appurtenant thereto.

B-

EXHIBIT C

BILL OF SALE

[______________________], a [_________________________], (“Seller”), in consideration of Ten and No/100ths Dollars ($10.00), receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over to [______________________________], a [___________________________] (“Buyer”), all of Seller’s right, title and interest in the following described personal property, to the extent assignable,  to wit:

All (i) tangible personal property including, but not limited to, the furniture, fixtures, equipment, machines, apparatus, supplies and personal property, of every nature and description, if any, and (ii) intangible personal property including, but not limited to permits, approvals, privileges, claims, licenses and authorizations, of any kind, in each case as to the foregoing items (i) and (ii) relating in any way to the improvement, ownership, management, operation, occupancy or use of the real estate now located in or on the real estate commonly known as [________________ __________________], Cincinnati, County of Hamilton, State of Ohio, which real estate is legally described on Exhibit “A” attached hereto and made a part hereof (the “Real Estate”), excepting those items enumerated in Exhibit “B” annexed hereto.

This transfer is made without representation, warranty or guaranty by, or recourse against, Seller of any kind whatsoever.

[Signatures follow on next page]

C-

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed this ____ day of _____________, 2014.

SELLER:

MABLEY PLACE LLC

By:           Mabley Place Manager LLC, its
sole manager

By:
Jacob W. Warm, Manager

C-

Exhibit “A”

Real Property

C-

Exhibit “B”

Excluded Personal Property

C-

EXHIBIT D

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption Agreement”) is made and entered into as of the [____] day of [______________], 20[___], by and between MABLEY PLACE, a Ohio limited liability company (“Assignor”), and MVP CINCINNATI MABLEY PLACE 2014, LLC, a Nevada limited liability company (“Assignee”).

RECITALS:

This Assignment and Assumption Agreement is made with reference to the following facts:

A.           Concurrently herewith, Assignor is conveying to Assignee by a good and sufficient Deed all of Assignor’s right, title, interest and estate in and to certain real property known as [__________________________] (the “Property”). Pursuant to that certain Purchase and Sale Agreement dated on or about [________________],as amended from time to time, by and between Assignor and Assignee (the “Purchase and Sale Agreement”), and in those certain lease and sublease agreements pertaining to the Property (the “Leases”) as set forth on Exhibit 1  attached hereto and incorporated herein by this reference.

B.           Assignor desires to assign to Assignee and Assignee desires to accept and assume all of Assignor’s right, title and interest in and to the Leases.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Assignor hereby sells, transfers, assigns and delegates unto Assignee, its successors and assigns, all of Assignor’s right, title, interest, duties and obligations in, to and under the Leases together with any security deposits and other deposits and escrows in the amounts set forth in the Leases but excluding any and all claims against tenants under the Leases for past due rents or otherwise.

2.           Assignee hereby accepts the assignment of the Leases and agrees to assume and perform all covenants and obligations required of Assignor thereunder occurring or accruing from and after the date hereof.

3.           Assignor hereby agrees to deliver to Assignee all rents and other amounts due under the Leases paid to Assignor under any of the Leases for the time period after the Closing Date. Assignee hereby agrees to deliver to Assignor all rents and other amounts due under the Leases paid to Assignee under any of the Leases for the time period prior to the Closing Date. Any rents received after the date hereof shall belong to the party entitled to it and the party receiving such revenue shall transfer such funds within fifteen (15) business days of receipt thereof to the party entitled to receive it.

4.           Assignee hereby acknowledges and confirms receipt of those certain security deposits and escrows, if any, listed on Exhibit 1 attached hereto.

5.           The parties hereto agree to execute such further documents and agreements as may be necessary or appropriate to effectuate the purposes of this Assignment and Assumption Agreement.

6.           This Assignment and Assumption Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

7.           This Assignment and Assumption Agreement may be executed in multiple counterparts, and all such executed counterparts shall constitute the same agreement. It shall not be necessary that the signatures of all parties be contained on any one counterpart. It shall be necessary to account for only one such counterpart in proving the existence or terms of this Assignment and Assumption Agreement.

8.           As used in this Assignment and Assumption Agreement, the singular number shall include the plural and the plural shall include the singular, and the use of any gender shall be applicable to all genders, unless the context would clearly not admit such construction.

9.           This Assignment and Assumption Agreement constitutes a contract made under and shall be construed and interpreted in accordance with the laws of the State in which the Property is located.

10.           Capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase and Sale Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR:                                                                           ASSIGNEE:

[                                                                ],[ ],
a [                                                                ]a [ ]

By:                                                                By:
Name:                                                                Name:
Title:                                                                Title:

D-

EXHIBIT 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

1.	Lease Agreement dated as of December 5, 2013 between Mabley Place LLC, landlord, and Standard Parking Corporation, tenant. No Deposit

2.	Subsequent Leases (if any) entered into and disclosed by Seller pursuant to, and in accordance with, the terms of the Purchase and Sale Agreement.

1.

D-

EXHIBIT F

OWNER’S AFFIDAVIT

To:                      [Chicago] Title Company (the “Company”)

Date:

Reference is made to the property located at [_______________________] (the “Property”) which is more particularly described in Exhibit A attached hereto (together with the improvements thereon, the “Premises”).

The undersigned Mabley Place LLC, an Ohio limited liability company (“Seller”), certifies to the Company that, as of the date hereof:

1.           Within the 180-day period immediately preceding the date of this affidavit, Seller has not (i) done or ordered to be done any building construction, alterations, or additions to the Premises for which a mechanic’s lien may arise against the Premises under applicable statutes of the State of Ohio which have not  been paid for in full or which are not being provided for in this transaction, or (ii) ordered materials for the Premises for which a mechanic’s lien may arise against the Premises under applicable statutes of the State of Ohio which have not been paid for in full or which are not being provided for in this transaction.

2.           There are no present tenants, lessees, or other parties in actual possession of the Premises, except as set forth on Exhibit B attached hereto and made a part hereof.

3.           To Seller’s actual knowledge, there are no unpaid real estate taxes or assessments except as shown on the current tax roll and Seller has not received any supplemental tax bill which is unpaid.

4.           To Seller’s actual knowledge, Seller has not received written notice of violation of any restrictions affecting the Premises.

5.           No actions in bankruptcy have been filed by or, to Seller’s actual knowledge, against Seller in any federal court or any other court of competent jurisdiction.

6.           Seller has granted no rights of first refusal or options to purchase all or any part of the Premises.

[Signature page follows]

F-

MABLEY PLACE LLC

By:           Mabley Place Manager LLC, its
sole manager

By:
Jacob W. Warm, Manager

STATE OF                                                      }
} SS:
COUNTY OF                                                      }

Personally appeared before me, the undersigned, a Notary Public in and for said County and State, Jacob W. Warm, authorized manager of Mabley Place Manager LLC, an Ohio limited liability company that is the sole manager of Mabley Place LLC, an Ohio limited liability company, with whom I am personally acquainted, and who, upon oath, acknowledged that he executed the within instrument in such capacity on behalf of said limited liability companies for the purposes therein contained.

WITNESS my hand and official seal this ____ day of ________________________, 201___.

NOTARY PUBLIC

My Commission Expires:

F-

EXHIBIT A

Legal Description of the Premises

[to be attached]

F-

EXHIBIT B

Tenants in Possession

[to be attached]

F-

EXHIBIT G

FORM OF LIMITED WARRANTY DEED

LIMITED WARRANTY DEED

MABLEY PLACE LLC, an Ohio limited liability company (“Grantor”), for valuable consideration paid, grants, with limited warranty covenants, to ___________________________, A ______________________________, whose tax-mailing address is ______________________________ ________________________________________ (“Grantee”), the real property described in Exhibit A attached hereto and incorporated herein.

Notwithstanding that this deed is made with covenants of limited warranty, the aforesaid property and this conveyance is subject to and excepted from such limited warranty covenants are the following: (A) non-delinquent property taxes; (B) non-delinquent assessments; (C) agreements, covenants, easements and restrictions of record; (D) the rights of the public in public ways; (E) land use and other governmental laws and regulations; (F) unrecorded utility easements for utilities serving the subject property; (G) matters that would be disclosed by an inspection and accurate survey of the property, (H) the rights of tenants as tenants only under any leases previously disclosed in writing by Grantor to Grantee and (I) those items described on Exhibit B attached hereto and made a part hereof.

Prior instrument references:  OR ______, Page ______ of the real property records of the Hamilton County, Ohio Recorder.

In Witness Whereof, the Grantor has caused this instrument to be executed by its duly-authorized representative this ___ day of _____________, 2014.

MABLEY PLACE LLC

By:         Mabley Place Manager, LLC, its sole
Manager

By:
Printed Name:                         Jacob W. Warm, Manager

STATE OF OHIO                                           )
)  SS:
COUNTY OF                                           )

The foregoing instrument was acknowledged before me this ____ day of _________________, 2014 by Jake Warm, the Manager of Mabley Place Manager LLC, an Ohio limited liability company that is the sole manager of MABLEY PLACE LLC, an Ohio limited liability company, on behalf of such companies.

Notary Public

My Commission Expires:

This instrument prepared by:

Daniel E. Fausz
Taft Stettinius & Hollister LLP
Walnut Street, Suite 1800
Cincinnati, Ohio  45202-3957
(513) 381-2838

G-

EXHIBIT A

Legal Description

G-

EXHIBIT B

Permitted Exceptions

[See Exhibit B to the Purchase and Sale Agreement]

G-

EXHIBIT H

FORM OF FIRPTA

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Mabley Place LLC, an Ohio limited liability company (“Owner”), the undersigned hereby certify the following:

7.           Owner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). Owner is a citizen of the United States.

8.           Owner's U.S. employer identification number is: [____________].

9.           Owner's address is c/o ________________________________________________.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has the authority to sign this document.

Dated:                                                                SELLER

MABLEY PLACE LLC

By:         Mabley Place Manager, LLC, its sole
Manager

By:
Printed Name:                         Jacob W. Warm, Manager

H-

EXHIBIT I

LIST OF PENDING OR THREATENED ACTIONS, VIOLATIONS, SUITS OR PROCEEDINGS

None.